Exhibit 99.(d)(11)(viii)

AMENDMENT NO. 6 TO THE

PORTFOLIO MANAGEMENT AGREEMENT

THIS AMENDMENT effective as of this 1st day of November, 2023 is made to the Portfolio Management Agreement (the “Agreement”) dated September 29, 2006, as amended on May 1, 2007, May 1, 2013, May 1, 2014, June 22, 2016 and October 30, 2020, by and among BlackRock Investment Management, LLC, a Delaware limited liability company (“Subadviser”), Pacific Life Fund Advisors LLC, a Delaware Limited Liability Company (“Investment Adviser”), and Pacific Select Fund, a Delaware Statutory Trust (the “Trust”). The Agreement is hereby amended as set forth below (together, the “Amendment”). Capitalized terms not defined herein shall have the meaning given to them in the Agreement.

WHEREAS, the Investment Adviser, Subadviser and the Trust are parties to the Agreement;

WHEREAS, the parties mutually desire to amend the Agreement as set forth herein;

WHEREAS, the Trust has retained the Investment Adviser to render investment advisory services to the various funds of the Trust pursuant to an Advisory Agreement, as amended, and such Agreement authorizes the Investment Adviser to engage a subadviser to discharge the Investment Adviser’s responsibilities with respect to the investment management of such funds; and

WHEREAS, the parties desire to appoint Subadviser to serve as subadviser to another fund of the Trust.

NOW THEREFORE, in consideration of the renewal of the premises, promises and mutual covenants contained herein and, in the Agreement, and for other good and valuable consideration paid, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree that the Agreement is hereby amended as follows:

1. The Exhibit A attached to this Amendment hereby replaces the current Exhibit A to the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first written above.

PACIFIC LIFE FUND ADVISORS, LLC

By: /s/ Howard T. Hirakawa

Name: Howard T. Hirakawa

Title:    Senior Vice President

BLACKROCK INVESTMENT MANAGEMENT, LLC

By: /s/ Rebecca Meskin

Name: Rebecca Meskin

Title:    CCO of the Retirement Group

PACIFIC SELECT FUND

By: /s/ Howard T. Hirakawa

Name: Howard T. Hirakawa

Title:    Senior Vice President